Exhibit 99

                      COMMERCE BANK CORPORATION
                            REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints ---------------------- and ----------------------, either one of whom may act with full power of substitution, to act as proxies for the undersigned and to vote all shares of Common Stock of Commerce Bank Corporation ("Bank") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on ---------------------, 1997, at --:-- a.m., local time, at ----------------------- located at
-----------------------, and at any and all adjournments thereof.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     This proxy, when properly executed, will be voted as directed on the reverse side. If no direction is made, this proxy will be voted FOR each of the proposals listed. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies in their discretion.

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     The Board of Directors recommends that shareholders vote FOR Proposal 1.

1    [   ]	AGAINST	[   ]	ABSTAIN [   ]

     Approval and adoption of the Agreement and Plan of Share Exchange dated July 3, 1997 (the "Agreement"), between MainStreet BankGroup Incorporated ("BankGroup"), and Bank, providing for
Bank's acquisition by BankGroup as described in the Proxy Statement/Prospectus and pursuant to which all of the outstanding shares of Common Stock of Bank, all of the issued and outstanding shares of Preferred Stock of Bank, all of the issued and outstanding warrants for shares of Preferred Stock of Bank and all (or substantially all) of the issued and outstanding warrants for shares of the Common Stock of Bank as of the Effective Time of the Share Exchange will be converted into and become the right to receive or otherwise be exchangeable for the number of shares of Common Stock of BankGroup (and associated stock rights) as determined in the manner specified in the Proxy Statement/Prospectus and the Agreement.

2     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

     The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Special Meeting of Shareholders dated ----------------, 1997, and of a Proxy Statement/Prospectus dated ------------------, 1997.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

Dated ---------------, 1997     ----------------------------------
                                Signature

                                ----------------------------------
                                Signature

         Please Mark, Sign, Date and Return the Proxy Card Promptly
                     Using the Enclosed Envelope.

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